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                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

              KELLSTROM INDUSTRIES TO ACQUIRE PARTS RESALE BUSINESS
                            OF AVIATION SALES COMPANY

KELLSTROM TO EMERGE AS THE WORLD'S LEADING AVIATION INVENTORY MANAGEMENT COMPANY

Sunrise, Florida, September 20, 2000 -- Kellstrom Industries, Inc.
("Kellstrom") (Nasdaq:KELL) today announced that it has entered into a definitive agreement to acquire the aircraft and engine parts resale business of Aviation Sales Company ("AVS") (NYSE:AVS), which is operated through its Aviation Sales Distribution Services Company ("AVSDC") subsidiary.

In connection with this agreement, Kellstrom and AVS will establish an off-balance sheet joint venture ("JV") that will acquire the inventory of AVSDC and enter into an exclusive arrangement with Kellstrom to sell the inventory through its inventory management business (together the "Transaction"). Kellstrom expects to invest approximately $50 million in the Transaction, including its investment in the JV, financing and other related costs.

Kellstrom expects to consolidate the operations of AVSDC with its Solair and Commercial Engine Divisions. AVSDC's sales on a stand-alone basis were approximately $125 million and its gross margin was 19% for the six-months ended June 30, 2000. Kellstrom will seek to improve AVSDC's gross margin as it did with its Solair Division following its acquisition in January 1999, through refinement of its sales mix and minimization of lower margin revenues. The Transaction is expected to be accretive to Kellstrom's earnings for fiscal year 2001 as a result of synergies in the operations, expansion of distribution channels and Kellstrom's emergence as the industry's leading inventory management supplier offering e-commerce solutions combined with the largest variety of products and services.

Kellstrom plans to finance the Transaction with a combination of funding from its current revolving credit facility and a new $30 million, 7-year mezzanine debt financing with Key Principal Partners, LLC, an affiliate of Key Corporation of Cleveland, Ohio. Advisors for Kellstrom and AVS in this Transaction were Deutsche Banc Alex. Brown and Salomon Smith Barney, respectively. Consummation of the Transaction is contingent upon Hart-Scott-Rodino approval, completion of required financing and approval by the parties' existing lenders. Assuming receipt of necessary approvals, closing is expected to take place mid-to-late October 2000.

THE TRANSACTION DETAILS INCLUDE:

Kellstrom to acquire select AVSDC non-inventory assets and assume a portion of
  AVSDC's accounts payable and accrued expenses;
Kellstrom and AVS to form a 50/50 JV to purchase the inventory of AVSDC having a book value, as of August 31, 2000, of approximately $185 million;
JV to be funded by investments and loans from both AVS and Kellstrom and by an approximately $120 million senior debt facility from Bank of America;
JV to enter into an exclusive agreement with Kellstrom for the sale of the JV's inventory over the next five years, providing for consignment fees of up to 35%;
AVS to exit the parts resale business and focus on the expansion of its
  Maintenance Repair and Overhaul ("MR&O") operations; and
Kellstrom to enter a long-term supply agreement with AVS, delivering parts and providing comprehensive inventory management services to AVS's MR&O operations.






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Kellstrom Industries, Inc. News Release                                   Page 2
September 20, 2000


IN CONNECTION WITH THE TRANSACTION:

Aviation Sales employees and management involved in AVSDC to be invited to join Kellstrom; Kellstrom to lease a new 545,000 square foot AVSDC facility in Miramar, Florida, where it will relocate and consolidate its Commercial Engine and Solair Divisions; and Kellstrom to purchase AVS's parts distribution facility in Pearland, TX and assume AVSDC's worldwide sales offices.

KELLSTROM AND AVS TO JOINTLY MARKET TOTAL MAINTENANCE SOLUTIONS TO AIRLINES AND AIR FORCES

In connection with the Transaction, Kellstrom and AVS will enter into a comprehensive cooperation agreement, under which they will collaborate on certain nose-to-tail total maintenance proposals. This arrangement is intended to capitalize on Aviation Sales' position as a leading independent airframe maintenance supplier and Kellstrom's position as the worldwide market leader in the aviation inventory management business.

Zivi R. Nedivi, President &Chief Executive Officer of Kellstrom commented, "With this Transaction, we have agreed to assume certain desirable contracts which will expand our customer base, broaden our distribution channels and increase our market share. We plan to limit low-profit activities, which would initially reduce the revenue of the acquired business, but allow us to focus on higher margin, value-added programs. We envision significant operational savings from consolidating the two organizations. With the purchase of AVSDC's assets, Kellstrom will obtain the additional facilities needed for further expansion eliminating the need for construction of a new building. We expect the Transaction to enhance our cash flow performance over the next few years. We are structuring the acquisition and the financing to fit our on-going corporate objective of minimizing short-term debt while improving return on equity. We welcome AVSDC's experienced management and employees, and while we expect a transition period to take several months, we are confident that the integration will go smoothly and that the marriage of our Internet commerce capabilities with AVSDC's large customer network will create a winning combination."

Kellstrom's Chairman of the Board, Yoav Stern, stated, "Once this Transaction is consummated, Kellstrom will become the world's leading independent inventory management company in the aviation industry. The two companies' inventory overlap is minimal (less than 10% duplicity in inventory) and therefore the complementary nature of this arrangement creates not only size, but also uniquely complete and comprehensive coverage of products and distribution channels. Our capabilities in airframe products are expected to be enhanced by several orders of magnitude, especially with AVSDC's management and field teams who will add years of experience and know-how to our own. This arrangement also gives us a major new customer in AVS's MR&O operations, as well as a quality and fast turnaround source for our airframe overhaul work." Mr. Stern concluded, "This agreement creates an important strategic relationship. Each company will focus its efforts on its core competencies, while working together in tailoring unique and competitive solutions for Total Inventory Management."

Dale S. Baker, Chairman & Chief Executive Officer of Aviation Sales pointed out, "Along with our recent moves, the Transaction will relieve us of immediate financial pressures, allowing management to focus its resources on our $450 million per year MR&O business. Our cooperation arrangement with Kellstrom will enable the two companies to offer an unprecedented package of Total Inventory Management and Total Aircraft Maintenance (TIM/TAM), led by a world leader in inventory management on one side, and the leading independent airframe maintenance company on the other. We look forward to utilizing Kellstrom's unique e-commerce capacity to manage one of the most comprehensive airframe inventories in the world, which will reside in our JV. On a personal note, I am particularly pleased that our parts business staff and management will be joining Kellstrom's organization and will continue to call AVSDC's Miramar facilities their place of business."

                                     (more)


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Kellstrom Industries, Inc. News Release                                   Page 3
September 20, 2000


Kellstrom Industries, Inc. is a leader in delivering innovative and value added nose-to-tail programs in the fields of inventory control and supply chain management to the international aviation market. This is achieved by uniting cutting edge information technology with quality assurance methodology. The Company specializes in providing engines and parts for large turbo-fan engines manufactured by CFMI, General Electric, Pratt & Whitney and Rolls Royce, in addition to components for the aircraft they power. Kellstrom is also a leading inventory management and components provider of engines and parts for large military transport aircraft, jet fighters and helicopters. The Company is an approved supplier to an international customer base including major domestic and international airlines, military air forces, original equipment manufacturers and engine overhaul shops.

Aviation Sales Company is a leading independent provider of fully integrated aviation maintenance and inventory services, including aircraft heavy maintenance, component repair and overhaul, leasing, the distribution of aircraft spare parts and the manufacture of new components for major commercial airlines, original equipment manufacturers and maintenance and repair facilities.

KELLSTROM INDUSTRIES, INC. SAFE HARBOR STATEMENT

THE COMPANY, FROM TIME TO TIME, MAY DISCUSS FORWARD-LOOKING INFORMATION. THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND FACTORS, AND ARE SUBJECT TO MANY CONDITIONS, INCLUDING THE COMPANY'S CONTINUING ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS, ACQUIRE ADEQUATE INVENTORY AND TO OBTAIN FAVORABLE PRICING FOR SUCH INVENTORY, THE ABILITY TO ARRANGE FOR THE REPAIR OF AIRCRAFT ENGINES BY THIRD-PARTY CONTRACTORS PRIOR TO RESALE OR LEASE, COMPETITIVE PRICING FOR THE COMPANY'S PRODUCTS, CUSTOMER CONCENTRATION, DEMAND FOR THE COMPANY'S PRODUCTS WHICH DEPENDS UPON THE CONDITION OF THE AIRLINE INDUSTRY, ABILITY TO COLLECT RECEIVABLES, GOVERNMENT REGULATION, AND THE EFFECTS OF INCREASED INDEBTEDNESS AS A RESULT OF THE COMPANY'S BUSINESS ACQUISITIONS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS RELEASE, ALL FORWARD-LOOKING STATEMENTS ARE ESTIMATES BY THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT MAY BE BEYOND THE COMPANY'S CONTROL AND MAY CAUSE RESULTS TO DIFFER FROM MANAGEMENT'S CURRENT EXPECTATIONS. CERTAIN OF THESE RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC). COPIES OF THE COMPANY'S SEC FILINGS ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN, WHICH SPEAKS ONLY AS OF THIS DATE.

AVIATION SALES SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. A NUMBER OF FACTORS, INCLUDING THOSE IDENTIFIED BELOW, COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO OBTAIN THESE
RESULTS: AVAILABLE CAPITAL TO CONTINUE TO SUPPORT AND FURTHER EXPAND THE COMPANY'S OPERATIONS, THE COMPANY'S ABILITY TO ACQUIRE ADEQUATE INVENTORY AND TO OBTAIN FAVORABLE PRICING FOR SUCH INVENTORY, COMPETITIVE PRICING FOR THE COMPANY'S PRODUCTS AND SERVICES, INCREASED COMPETITION IN THE AIRCRAFT SPARE PARTS REDISTRIBUTION AND MR&O MARKETS, THE ABILITY TO CONSUMMATE SUITABLE ACQUISITIONS, THE CONTINUING ABILITY TO EFFECTIVELY INTEGRATE ACQUISITIONS, ECONOMIC FACTORS WHICH AFFECT THE AIRLINE INDUSTRY, AND CHANGES IN GOVERNMENT REGULATIONS. CERTAIN OF THESE RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). COPIES OF THE COMPANY'S SEC FILINGS ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN, WHICH SPEAKS ONLY AS OF THIS DATE.

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CONTACT:

KELLSTROM INDUSTRIES, INC. (954) 845-0427                     KELL'S INVESTOR RELATIONS COUNSEL:
ZIVI R. NEDIVI, PRES. & CEO                                   THE EQUITY GROUP INC.
YOAV STERN, CHAIRMAN OF THE BOARD                             LINDA LATMAN (212) 836-9609
OSCAR TORRES, CHIEF FINANCIAL OFFICER                         BOB GOLDSTEIN (212) 371-8660
MICHAEL SHOKOUHI, DIRECTOR OF INVESTOR RELATIONS              WWW.THEEQUITYGROUP.COM
WWW.KELLSTROM.COM


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